EXHIBIT 5

OPINION OF CHAMBERLAIN, HRDLICKA,

WHITE, WILLIAMS & MARTIN

CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN

A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

ATTORNEYS AT LAW

BYRON L. WILLEFORD	1200 SMITH STREET, SUITE 1400	HOUSTON
SHAREHOLDER	HOUSTON, TEXAS 77002-4310	ATLANTA
DIRECT DIAL (713) 658-2564	(713) 658-1818 (800) 342-5829	SAVANNAH
(713) 658-2553 (FAX)
chwwm@sam.neosoft.com

September 27, 2004

Team, Inc.

200 Hermann Drive

Alvin, Texas 77511

Gentlemen:

You have requested that we furnish to you our legal opinion with respect to the legality of 100,000 shares of common stock, par value $0.30 per share, of Team, Inc. (the “Company”) covered by a Form S-8 Registration Statement filed with the Securities and Exchange Commission by the Company near the date hereof, for the purpose of registering the above common stock under the Securities Act of 1933. The above shares of common stock are subject to issuance pursuant to the exercise of stock purchase options by certain officers, directors, employees and consultants of the Company acquired pursuant to the Team, Inc. 2004 Stock Option and Award Plan (“Plan”).

We are furnishing in this letter our legal opinion concerning the above. In connection with this opinion, we have examined the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the Plan, applicable Board of Directors resolutions of the Company, the above Registration Statement, the applicable statutes of the State of Texas, and such other documents and records which we deemed relevant in order to render this opinion.

Based upon the foregoing, it is our opinion that:

1. The Company was duly and validly organized and is validly existing in good standing as a corporation under the laws of the State of Texas.

2. When sold and issued in accordance with the Plan and the above Registration Statement and Prospectus thereunder, the above 100,000 shares of the Company’s common stock will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of our name wherever it appears therein.

Very truly yours,

CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN, P.C.

/s/ Byron L. Willeford
By:	Byron L. Willeford